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                         CONSENT OF RYDER SCOTT COMPANY

  We hereby consent to the references to Ryder Scott Company Petroleum Engineers as experts in the field of petroleum engineering in this Registration Statement (Form S-3) and related Prospectus of Barrett Resources Corporation for the registration of 4,600,000 shares of its common stock and to all references to our Firm included in this Registration Statement.

                                          Very truly yours,

                                          Ryder Scott Company Petroleum
                                           Engineers

Denver, Colorado

May 24, 1996